Exhibit 10.7

Cap/Floor Collar Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)

and

THE CHEESECAKE FACTORY
(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 28 March 2007, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and THE CHEESECAKE  FACTORY (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Cap/Floor Collar Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	2000005090186, 2000005090187

Notional Amount:	USD 100,000,000.00

Trade Date:	03 April 2007

Effective Date:	03 April 2007

Termination Date:	03 April 2012 subject to adjustment in accordance with the Modified Following Business Day Convention.

Cap Transaction:

Floating Amounts:

Floating Rate Payer:	JPMorgan

Cap Rate:	5.35000 percent

Floating Rate Payer Payment Dates:

The 03 July, 03 October, 03 January and 03 April in each year, from and including 03 July 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Floor Transaction:

Floating Amounts:

Floating Rate Payer:	Counterparty

Floor Rate:	4.69000 percent

Floating Rate Payer Payment Dates:

The 03 July, 03 October, 03 January and 03 April in each year, from and including 03 July 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA BIC: CHASUS33XXX AC No: 099997979

Payments to Counterparty in USD:	As per your standard settlement instructions.

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	CALABASAS HILLS

D. DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

E. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 2000005090186, 2000005090187

JPMorgan Chase Bank, N.A.

Name:

Title:

Accepted and confirmed as of the date first written: THE CHEESECAKE FACTORY

Name:

Title:

Your reference number:

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 888 803 3606
Telex:
Cable:

Please quote the JPMorgan deal number(s): 2000005090186, 2000005090187.